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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of Wesco Aircraft Holdings, Inc. of our report dated December 22, 2010 relating to the financial statements of Wesco Aircraft Holdings, Inc. (formerly known as Wesco Holdings, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 6, 2011

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  Exhibit 23.2